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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                    FOR THE THREE   FOR THE THREE    FOR THE SIX      FOR THE SIX
                                                     MONTHS ENDED    MONTHS ENDED    MONTHS ENDED    MONTHS ENDED
                                                       JUNE 30,        JUNE 30,         JUNE 30,        JUNE 30,
                                                         1996            1997             1996            1997
                                                    -----------     ------------     -------------    ------------

                             (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE AMOUNTS)
INCOME(LOSS) BEFORE EXTRAORDINARY ITEMS               $  4,553         $  8,957        $  4,936       $  24,399
EXTRAORDINARY LOSS                                      (2,215)               0          (2,215)         (3,270)
                                                    -----------      ----------       ----------      ---------

NET INCOME (LOSS)                                     $  2,338         $  8,957        $  2,721       $  21,129
                                                    -----------      ----------       ----------      ---------
                                                    -----------      ----------       ----------      ---------


CALCULATION OF PRIMARY EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE SHARES OUTSTANDING                  9,191,006       15,238,652       7,752,243      14,505,260
COMMON STOCK EQUIVALENTS (OPTIONS & WARRANTS)          730,709        1,103,598         703,089       1,004,128
                                                    -----------      ----------       ----------     ----------

TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING            9,921,715       16,342,250       8,455,332      15,509,388
                                                    -----------      ----------       ----------     ----------
                                                    -----------      ----------       ----------     ----------


INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS               $  0.46          $  0.55         $  0.58          $ 1.57
EXTRAORDINARY  LOSS                                      (0.22)            0.00           (0.26)          (0.21)
                                                    -----------      ----------       ----------     ----------

NET INCOME (LOSS)                                      $  0.24          $  0.55         $  0.32          $ 1.36
                                                    -----------      ----------       ----------     ----------
                                                    -----------      ----------       ----------     ----------




CALCULATION OF FULLY DILUTED  EARNINGS (LOSS) PER SHARE:

WEIGHTED AVERAGE SHARES OUTSTANDING                  9,191,006     15,238,652     7,752,243    14,505,260
COMMON STOCK EQUIVALENTS (OPTIONS & WARRANTS)          776,503      1,379,320       776,503     1,379,319
                                                    -----------    ----------     ----------   ----------

TOTAL WEIGHTED AVERAGE SHARES OUTSTANDING            9,967,509     16,617,972     8,528,746    15,884,579
                                                    -----------    ----------     ----------   ----------
                                                    -----------    ----------     ----------   ----------


INCOME (LOSS) BEFORE EXTRAORDINARY ITEMS               $  0.46        $  0.54       $  0.58        $ 1.54
EXTRAORDINARY  LOSS                                      (0.22)          0.00         (0.26)        (0.21)
                                                    -----------    ----------     ----------    ---------

NET INCOME (LOSS)                                      $  0.23        $  0.54       $  0.32       $  1.33
                                                    -----------    ----------     ----------    ---------
                                                    -----------    ----------     ----------    ---------

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